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                                                         Exhibit 5





                                        May 3, 1995



       Ionics, Incorporated
       65 Grove Street
       Watertown, MA  02172

           Re: Registration Statement on Form S-8 relating to the Ionics, Incorporated 1994 Restricted Stock Plan


       Gentlemen:

       As General Counsel for Ionics, Incorporated, a Massachusetts corporation (the "Company"), I am familiar with its corporate affairs. In particular, I have acted as counsel for the Company in connection with the registration of 450,000 shares of the Company's common stock, par value $1.00 per share (the "Shares"), reserved for issuance under the Ionics, Incorporated 1994 Restricted Stock Plan (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, and the conduct of certain corporate proceedings relating thereto.

       As such counsel, I have examined and am familiar with the Registration Statement, certain corporate records of the Company, including its Restated Articles of Organization, as amended, its By-laws, minutes of meetings of its Board of Directors and stockholders, and such other documents, instruments and certificates of government officials as I have deemed necessary as a basis for the opinions herein expressed.

       In my examination described in the preceding paragraph, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the corresponding originals of all documents submitted to me as copies, the authenticity of the originals of such copies, and the accuracy and completeness of all corporate records.

       I have made such examination of Massachusetts law as I have deemed relevant for purposes of this opinion, but have not made any review of the laws of any other state or jurisdiction. Accordingly, this opinion is limited to Massachusetts law.

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       Based upon and subject to the foregoing, I am of the opinion that the Shares to be issued by the Company from time to time pursuant to the Plan will be duly authorized, validly issued, fully paid and non-assessable.

       I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in Item 5, Interests of Named Experts and Counsel, in the Registration Statement. This opinion is being furnished to you solely for the foregoing use and, other than in connection with such use, is not to be disseminated, reproduced or published in any form, used for any other purpose or relied upon by any other person or entity without my prior written consent.

                                        Very truly yours,


                                        /s/Stephen Korn
                                        Stephen Korn
                                        General Counsel



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